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               Consent of Independent Certified Public Accountants

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, in the Registration Statement on Form SB-2 and the related prospectus of iParty Corp. for the registration of 26,127,676 shares of its common stock and 8,600,656 common stock warrants.



New York, New York                              RICHARD A. EISNER & COMPANY, LLP
June 28, 2000